EXHIBIT 10.25

Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Pius a Fee with a Guaranteed Maximum Price

AGREEMENT made as of the Twenty Third day of January in the year Two Thousand and Twelve
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name, legal status, address and other information)	This document has important
legal consequences.
Stamps.com Inc.	Consultation with an attorney
12959 Coral Tree Place	Is encouraged with respect to
Los Angeles. CA 90066-7020	its completion or modification.
Telephone: 310-482-5800
Fax: 310-482-5900	This document Is not intended for
Attention: Ken McBride	use in competitive bidding.

and the Contractor:	AlA Document A201™-2007,
(Name, legal status, address and other information)	General Conditions of the
Contract for Construction, is
KPRS Construction Services, Inc.	adopted In this document by
2850 Saturn Street	reference. Do not use with other
Brea. CA 92821	general conditions unless this
Telephone Number: 714-672-0800	document Is modified.
Fax Number: 714-672-0871

for the following Project:
(Name, location and detailed description)
Stamps.com Inc.
1970 & 1990 East Grand Avenue
El Segundo. CA

The Architect:
(Name, legal status, address and other information)

Ware Malcomb
10635 Santa Monica Blvd... Suite 150
Los Angeles, CA 90025

The Owner and Contractor agree as follows.

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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	RELATIONSHIP OF THE PARTIES

4	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5	CONTRACT SUM

6	CHANGES IN THE WORK

7	COSTS TO BE REIMBURSED

8	COSTS NOTTO BE REIMBURSED

9	DISCOUNTS, REBATES AND REFUNDS

10	SUBCONTRACTS AND OTHER AGREEMENTS

11	ACCOUNTING RECORDS

12	AYMENTS

13	DISPUTE RESOLUTION

14	TERMINATION OR SUSPENSION

15	MISCELLANEOUS PROVISIONS

16	ENUMERATION OF CONTRACT DOCUMENTS

17	INSURANCE AND BONDS

ARTICLE 1  THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreemenat, of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

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ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date of commencement of the Work shall be

January 26.2012.

§ 4.2 The Contract Time shall be measured from the date of commencement.

§ 4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time, or for bonus payments for early completion of the Work.)

In the event that the Contractor does not meet the Target Date, the parties agree that a daily liquidated damages amount of $2,000 per calendar day shall be assessed to reduce amounts Owner would have otherwise paid to Contractor.

ARTICLE 5 CONTRACT SUM
§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work, including the items as defined in Article 7, plus the Contractor's Fee, as detailed on Exhibit A.

§ 5.1.1 The Contractor's Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee.)

$261.845.00 calculated as 2.84% of total costs of $9,219.716) Fee is calculated based on the GMP value not the actual cost value.

§ 5.1.2 -: Unit prices, if any:
(IdentifY and state the unit price: state the quantity limitations, if any. to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)
None

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§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed $9,783,485.00 Nine Million Seven Hundred Eighty Three Thousand Four Hundred Eighty Five Dollars and Zero Cents, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

The Contractor will share in savings below the GMP with 75% of the savings being retained by the Owner and 25% of the savings being retained by the Contractor.

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

§ 5.2.3 Allowances included in the Guaranteed Maximum Price, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price
1. Exterior lighting (including all landscaping, fountains,and site lighting)	$ 100,000
2. Fire rating of grand tower stair at entrance of building	$ 200,000

§ 5.2.4 Assumptions, if any, on which the Guaranteed Maximum Price is based:

None, except as otherwise stated in the Addendum.

§ 5.2.5 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order. In addition- changes in scope, systems, lands and quality of materials, finishes or equipment shall be governed by the Addendum executed by the parties.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-2007, General Conditions of the Contract for Construction.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Section 7.3.3.3 of AIA Document A201-2007 and the term "costs" as used in Section 7.3.7 of AIA Document A201-2007 shall have the meanings assigned to them in AIA Document A201-2007 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

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§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201-2007 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term "fee" shall mean the Contractor's Fee as defined in Section 5.1.1 of this Agreement.

§ 6.4 If no specific provision is made in Article 5 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Article 5 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the same basis that was used to establish the Fee for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7 COSTS TO BE REIMBURSED
§7.1 COST OF THE WORK
§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work and included within the Guaranteed Maximum Price. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§ 7.1.2 Where any cost is subject to the Owner's prior approval, the Contractor shall obtain this approval prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing this Agreement.

§7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's prior approval, at off-site workshops.

§ 7.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's prior approval. This will include all Contractor's staff working on the project whether they are stationed at the Contractor's main office or at the job site.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 15, the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§ 7.2.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

§ 7.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, with the Owner's prior approval.

§ 7.3 SUBCONTRACT COSTS
Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

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§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner's prior approval.

§ 7.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site or Contractor's office.

§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner's prior approval.

§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents that can be directly attributed to this Contract. Self-insurance for either full or partial amounts of the coverages required by the Contract Documents, with the Owner's prior approval.

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay. The Owner is responsible for all permit fees, licenses, assessments, utility installation fees, city deposits/fees for recycling programs, utility company connection fees and inspection fees, building fees, demolition fees, grading fees, mechanical fees, plumbing fees, electrical fees for this project are excluded from the Guaranteed Maximum Price.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201-2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Costs for electronic equipment and software, directly related to the Work with the Owner's prior approval.

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§ 7.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ 7.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner's prior approval, which shall not be unreasonably withheld.

§ 7.6.9 Subject to the Owner's prior approval, expenses incurred in accordance with the Contractor's standard written personnel policy for relocation and temporary living allowances of the Contractor's personnel required for the Work,

§ 7.6.10 That portion of the reasonable expenses of the Contractor's supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7,7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ 7.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201-2007.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.

§ 7.7.4 Insurance rate is based on a percentage of the contract value and as a stipulated sum cost in the GMP.

§ 7.8 RELATED PARTY TRANSACTIONS
§ 7.8.1 For purposes of Section 7.8, the term "related party" shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term "related party" includes any member of the immediate family of any person identified above.

§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.

ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include the items listed below:

.1
Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Section 7.2. or as may be provided in Article 15;

.2	Expenses of the Contractor's principal office and offices other than the site office with exception to costs directly attributable whether spent at the job site or at the Contractor's main office:
.3	Overhead and general expenses, except as maybe expressly included in Article 7;
.4	The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work;
.5
Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

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.6	Any cost not specifically and expressly described in Article 7; and
.7	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

§ 8.2 Nothing in this Article 8 shall cause Owner to be obligated for any costs that exceed the Guaranteed Maximum Price.

ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be obtained. Deposits and/or prepayments may be required for materials and these costs will be included in the billing process.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work and the Guaranteed Maximum Price.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 When a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Contractor shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11, below.

10.4 The Contractor may self perform a few given trades on a lump sum basis with the Owner's approval. In that case, the Contractor shall bid the work to a minimum of 3 bidders and review the bids with the Owner. The Contractor has the option to self perform the work as a lump sum for the lowest complete sub bid as a lump sum component of the GMP.

10.5 All bids are accessible to the Owner. The Contractor will provide bid summaries with a recommendation for Owner review.

ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor's records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor's proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

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ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor and Certificates for Payment issued by the Owner, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

not applicable

§ 12.1.3 Provided that an Application for Payment is received by the Owner not later than the Twenty-Fifth day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the Fifteenth day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Twenty (20) days after the Architect receives the Application for Payment.
(Federal, state or local laws may require payment within a certain period of time.)

§ 12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1
Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of AIA Document A201-2007;

.2	Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;
.3
Add the Contractor's Fee, less retainage of ten percent 10% The Contractor's Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor's Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

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.4	Subtract retainage of ten percent ( 10% ) from that portion of the Work that the Contractor self- performs;
.5	Subtract the aggregate of previous payments made by the Owner;
.6
Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's auditors in such documentation; and

.7	Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-2007.

§ 12.1.8 The Owner and the Contractor shall agree upon a (1) mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements. Trades, such as earthwork, concrete, reinforcing steel and other early trades are anticipated to reduce retention prior to completion of the project. Such reductions are subject to Owner's approval.

§ 12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on- site inspections; or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's auditors acting in the sole interest of the Owner.

§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1
the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-2007, and to satisfy other requirements, if any, which extend beyond final payment;

.2	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment; and
.3	a final Certificate for Payment has been issued by the Architect.

§ 12.2.2 The Owner's auditors will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's auditors report to be substantiated by the Contractor's final accounting, and provided the other conditions of Section 12.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's auditors, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-2007. The time periods stated in this Section 12.2.2 supersede those stated in Section 9.4.1 of the AIA Document A201-2007. The Architect is not responsible for verifying the accuracy of the Contractor's final accounting.

§ 12.2.3 If the Owner's auditors report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201-2007. A request for mediation shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner's auditors becoming binding on the Contractor. Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

§ 12.2.4 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

not applicable

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§ 12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 DISPUTE RESOLUTION
§13.1 INITIAL DECISION MAKER
The Architect will serve as Initial Decision Maker pursuant to Section 15.2 of AIA Document A201-2007, unless the parties appoint below another individual, not a party to the Agreement, to serve as Initial Decision Maker.
(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect)

none

§ 13.2 BINDING DISPUTE RESOLUTION
For any Claim subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201-2007, the method of binding dispute resolution shall be as follows:
(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)
☒	Arbitration pursuant to Section 15.4 of AIA Document A201-2007
☐	Litigation in a court of competent jurisdiction

ARTICLE 14 TERMINATION OR SUSPENSION
§14.1 Subject to the provisions of Section 14.2 below, the Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-2007.

§ 14.2 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201-2007, the amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-2007 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:
.1	Take the Cost of the Work incurred by the Contractor to the date of termination;
.2
Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.1 or, if the Contractor's Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

.3	Subtract the aggregate of previous payments made by the Owner.

§ 14.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 14.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 14.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-2007; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA

11

Document A201-2007, except that the term "profit" shall be understood to mean the Contractor's Fee as described in Sections 5.1.1 and Section 6.4 of this Agreement.

ARTICLE 15 MISCELLANEOUS PROVISIONS
§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201-2007 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 15.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

Prime rate as quoted in the Wall St. Journal

§ 15.3 The Owner's representative:
(Name, address and other mformation)

Ken McBride
Stamps.com Inc.
12959 Coral Tree Place
Los Angeles. CA 90066-7020
Telephone: 310-482-5800
Fax: 310-482-5900

§ 15.4 The Contractor's representative:
(Name, address and other information.)

Paul Kristedja
KPRS Construction Services, Inc.
2850 Saturn Street
Brea. CA 92821
Telephone Number: 714-672-0800
Fax Number: 714-672-0871

§ 15.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

§ 15.6 Other provisions:

This Agreement shall be supplemented by the terms of that Addendum to Agreement executed concurrently with this Agreement. In the event of any conflict between the terms of this Agreement and the Addendum, the Addendum shall control.

ARTICLE 16 ENUMERATION OF CONTRACT DOCUMENTS
§ 16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 16.1.1 The Agreement is this executed AIA Document A102-2007, Standard Form of Agreement Between Owner and Contractor.

§ 16.1.2 The General Conditions are AIA Document A201-2007, General Conditions of the Contract for Construction.

§ 16.1.3 The Supplementary and other Conditions of the Contract:

12

Document	Title	Pages
Exhibit "A"	Costs <Executive and Trade Summary)	1 Page

Exhibit "B"	Drawings	5 Pages

Exhibit 'C"	Addendum to Agreement	4 Pages

Exhibit "D"	Equipment Machine & Tool Cost Schedule	1 Page

Exhibit "E"	Reimbursable Staff	1 Page

§16.1.4 The Specifications:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)
See Exhibit "B"

Section	Title	Date	Pages

§ 16.1.5 The Drawings:
(Either list the Drawings here or refer to an exhibit attached to this Agreement)
See Exhibit "B"

Number	Title	Date

§ 16.1.6 The Addenda, if any:

Number	Number	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

§ 16.1.7 Additional documents, if any, forming part of the Contract Documents:

See § 16.1.3,

ARTICLE 17 INSURANCE AND BONDS
The Contractor shall purchase and maintain insurance and provide bonds as set forth in Article 11 of AIA Document A201-2007.
(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201-2007.)

13

Type of insurance or bond	Limit of liability or bond amount ($ 0.00)

This Agreement entered into as of the day and year first written above.

/s/ Ken McBride	/s/ Paul Kristedja
OWNER (Signature)	CONTRACTOR (Signature)

Stamps.com Inc.	KPRS Construction Services, Inc.
Ken McBride, Chief Executive Officer	Paul Kristedja, Vice President
(Printed name and title)	(Printed name and title)

14

General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)
Stamps.com Inc.
1970 & 1990 East Grand Avenue
El Segundo. CA

THE OWNER:	This document has important
(Name and address)	legal consequences.
Stamps.com Inc.	Consultation with an attorney
12959 Coral Tree Place	is encouraged with respect to
Los Angeles. CA 90066-7020	its completion or modification.
Telephone: 310-482-5800
Fax: 310-482-5900
Attention: Ken McBride

THE ARCHITECT:
(Name and address)
Ware Malcomb
10635 Santa Monica Blvd.. Suite 150
Los Angeles, CA 90025

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ARCHITECT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

15	CLAIMS AND DISPUTES

INDEX	2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2,
4.2.3,4.2.6,4.2.7,4.2.10,4.2.12,4.2.13, 5.2.1,
(Numbers and Topics in Bold are Section Headings')	7.4.1, 9.4.2, 9.5.3, 9.6.4,15.1.3,15.2
Architect's Additional Services and Expenses
2.4.1, 11.3.1.1,12.2.1, 13.5.2, 13.5.3, 14.2.4
Acceptance of Nonconforming Work	Architect's Administration of the Contract
9,6.6, 9.9.3,12.3	3.1.3,4.2,3.7.4, 15.2, 9.4.1,9.5
Acceptance of Work	Architect's Approvals
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3	2.4.1, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Access to Work	Architect's Authority to Reject Work
3.16, 6.2.1,12.1	3.5.1,4.2.6, 12.1.2, 12.2.1
Accident Prevention	Architect's Copyright
10	1.1.7, 1.5
Acts and Omissions	Architect's Decisions
3.2, 3.3.2, 3.12.8, 3.18,4.2.3, 8.3.1, 9.5.1, 10.2.5,	3.7.4,4.2.6,4.2.7, 4.2.11,4.2.12,4.2.13,4.2.14,
10.2.8, 13.4.2,43, 13.7.1,14.1.15.2	6.3.1, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1, 9.4.1. 9.5,
Addenda	9.8.4,9.9.1, 13.5.2, 15.2, 15.3
1.1.1,3.11.1	Architect's Inspections
Additional Costs, Claims for	3.7.4,4.2.2,4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1,13.5
3.7.4,3.7.5, 6.1.1, 7.3.7.5, 10.3,15.1.4	Architect's Instructions
Additional Inspections and Testing	3.2.4,3.3.1,4.2.6,4.2.7,13.5.2
9.4.2, 9.8.3,12.2.1,13.5	Architect's Interpretations
Additional Insured	4.2.11,4.2.12
11.1.4	Architect's Project Representative
Additional Time, Claims for	4.2.10
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2,15.1.5	Architect's Relationship with Contractor
Administration of the Contract	1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3^
3.1.3, 4.2, 9.4, 9.5	3.5.1, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16,
Advertisement or Invitation to Bid	3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3,
1.1.1	9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6,10.3,11.3.7, 12, 13.4.2,
Aesthetic Effect	13.5,15.2
4.2.13	Architect's Relationship with Subcontractors
Allowances	1.1.2,4.2.3,4.2.4,4.2.6, 9.6.3, 9.6.4, 11.3.7
3.8, 7.3.8	Architect's Representations
All-risk Insurance	9.4.2,9.5.1,9.10.1
11.3.1,11.3.1.1	Architect's Site Visits
Applications for Payment	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
4.2,5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.10.	Asbestos
11.1.3	10.3.1
Approvals	Attorneys' Fees
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10,	3.18.1,9.10.2, 10.3.3
4.2.7, 9.3.2,13.5.1	Award of Separate Contracts
Arbitration	6.1.1,6.1.2
8.3.1,11.3.10,13.1.1, 15.3.2,15.4	Award of Subcontracts and Other Contracts for
ARCHITECT	Portions of the Work
4	5.2
Architect, Definition of	Basic Definitions
4.1.1	l.l
Architect, Extent of Authority	Bidding Requirements
2.4.1,3.12.7, 4.1, 4.2, 5.2, 6.3.1, 7.1.2,7.3.7, 7.4,	l.l.l, 5.2.1, ll.4.l
9.2.1, 9.3.1, 9.4,9.5, 9.6.3, 9.8,9.10.1,9.10.3,	Binding Dispute Resolution
12.1, 12.2.1,13.5.1, 13.5.2, 14.2.2,14.2.4, 15.1.3,	9.7.1, 11.3.9,11.3.10, 13.1.1, 15.2.5,15.2.6.1,
15.2.1	15.3.1, 15.3.2, 15.4.1
Architect, Limitations of Authority and	Boiler and Machinery Insurance
Responsibility	11.3.2
Bonds, Lien

7.3.7.4, 9.10.2, 9.10.3	3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1,
Bonds, Performance, and Payment	9.10, 12.2, 13.7, 14.1.2
7.3.7.4, 9.6.7, 9.10.3, 11.3.9, 11,4	COMPLETION, PAYMENTS AND
Building Permit	9
3.7.1	Completion, Substantial
Capitalization	4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8,9.9.1, 9.10.3,
1.3	12.2, 13.7
Certificate of Substantial Completion	Compliance with Laws
9.8.3, 9.8.4, 9.8.5	1.6.1, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4,
Certificates for Payment	10.2.2, 11.1, 11.3,13.1,13.4, 13.5.1, 13.5.2, 13.6,
4.2.1,4.2.5,4.2.9, 9.3.3, 9.4, 9.5,9.6.1,9.6.6,9-.3-,	14.1.1, 14.2.1.3, 15.2.8,15.4.2,15.4.3
9.7.1, 9.10.1,9.10.3, 14.1.1,3,14.2.4,15.1.3	Concealed or Unknown Conditions
Certificates of Inspection, Testing or Approval	3.7.4, 4.2.8, 8.3.1, 10.3
13.5.4	Conditions of the Contract
Certificates of Insurance	1.1.1,6.1.1,6.1.4
9.10.2, 11.1.3	Consent, Written
Change Orders	3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1,
1,1.1, 2.4.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11.1, 3.12.8,4.2.8,	9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2
5.2.3,7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.6, 7.3.9, 7.3.10,	Consolidation or Joinder
8.3.1,9.3.1.1, 9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9,	15.4.4
12.1.2, 15.1.3	CONSTRUCTION BY OWNER OR BY
Change Orders, Definition of	SEPARATE CONTRACTORS
7.2.1	1.1.4,6
CHANGES IN THE WORK	Construction Change Directive, Definition of
2.2.1, 3.11, 4.2.8, 7, 7.2,1, 7.3.1, 7.4, 7.4.1, 8.3.1,	7.3.1
9.3.1.1,11.3.9	Construction Change Directives
Claims, Definition of	1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3,
15.1.1	9.3.1.1
CLAIMS AND DISPUTES	Construction Schedules, Contractor's
3.2.4, 6.1.1, 6.3.1, 7.3.9, 9.3.3, 9.10,4,10.3.3,15,	3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
15.4	Contingent Assignment of Subcontracts
Claims and Timely Assertion of Claims	5.4,14.2.2.2
15.4.1	Continuing Contract Performance
Claims for Additional Cost	15.1.3
3.2.4, 3.7.4, 6.1.1, 7.3.9,10.3.2,15.1.4	Contract, Definition of
Claims for Additional Time	1.1.2
3.2.4, 3.7.46.1.1, 8.3.2, 10.3.2,15.1.5	CONTRACT, TERMINATION OR
Concealed or Unknown Conditions, Claims for	SUSPENSION OF THE
3.7.4	5.4.1.1,11.3.9,14
Claims for Damages	Contract Administration
3.2.4, 3.18, 6.1.1, 8.3.3,9.5.1,9.6.7,10.3.3, 11.1.1,	3.1.3,4, 9.4, 9.5
11.3.5, 11.3.7, 14.1,3, 14.2.4, 15.1.6	Contract Award and Execution, Conditions Relating
Claims Subject to Arbitration	to
15.3.1, 15.4.1	3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6,11.4.1
Cleaning Up	Contract Documents, The
3.15, 6.3	1.1.1
Commencement of the Work, Conditions Relating to	Contract Documents, Copies Furnished and Use of
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3,	1.5.2, 2.2.5, 5.3
6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.3.1,11.3.6,11.4.1,	Contract Documents, Definition of
15.1.4	1.1.1
Commencement of the Work, Definition of	Contract Sum
8.1.2	3.7.4, 3.8, 5.2.3,7.2,7.3,7.4, 9.1, 9.4.2,9.5.1.4,
Communications Facilitating Contract	9.6.7, 9.7,10.3.2,11.3.1, 14.2.4,14.3.2, 15.1.4,
Administration	15.2.5
3.9.1,4.2.4	Contract Sum, Definition of
Completion, Conditions Relating to	9.1
Contract Time

3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4,	2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2,12.2
8.1.1, 8.2.1, 8.3.1, 9.5.1,9.7.1,10.3.2,12.1.1,	Correlation and Intent of the Contract Documents
14.3.2, 15.1.5.1, 15.2.5	1.2
Contract Time, Definition of	Cost, Definition of
8.1.1	7.3.7
CONTRACTOR	Costs
3	2.4.1, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3,
Contractor, Definition of	7.3.3.3,7.3.7,7.3.8, 7.3.9, 9.10.2,10.3.2,10.3.6,
3.1, 6.1.2	11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Contractor's Construction Schedules	Cutting and Patching
3.10,3.12.1, 3.12.2, 6.1.3, 15.1.5.2	3.14, 6.2.5
Contractor's Employees	Damage to Construction of Owner or Separate
3.3.2, 3.4.3, 3.8.1, 3.9,3.18.2,4.2.3,4.2.6, 10.2, 10.3,	Contractors
11.1.1, 11.3.7,14.1,14.2.1.1,	3.14.2, 6.2.4,10.2.1.2, 10.2.5,10.4,11.1.1, 11.3,
Contractor's Liability Insurance	12.2.4
11.1	Damage to the Work
Contractor's Relationship with Separate Contractors	3.14.2, 9.9.1,10.2.1.2,10.2.5,10.4.1,11.3.1, 12.2.4
and Owner's Forces	Damages, Claims for
3.12.5, 3.14.2,4.2.4, 6, 11.3.7, 12.1.2, 12.2.4	3.2.4, 3.18, 6.1.1, 8.3.3,9.5.1, 9.6.7,10.3.3, 11.1.1,
Contractor's Relationship with Subcontractors	11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
1.2.2,3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2,	Damages for Delay
11.3.1.2,11.3.7,11.3.8	6.1.1, 8.3.3,9.5.1.6, 9.7, 10.3.2
Contractor's Relationship with the Architect	Date of Commencement of the Work, Definition of
1.1.2,1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2,	8.1.2
3.5.1, 3.7.4, 3.10, 3.11,3.12, 3.16,3.18,4.1.3,4.2,	Date of Substantial Completion, Definition of
5.2, 6.2.2, 7, 8.3.1, 9.2,9.3, 9.4, 9.5, 9.7,9.8,9.9,	8.1.3
10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2,15.2.1	Day, Definition of
Contractor's Representations	8.1.4
3.2.1,3.2.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1,9.3.3,	Decisions of the Architect
9.8.2	3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3,
Contractor's Responsibility for Those Performing the	7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1,9.4,9.5.1, 9.8.4,
Work	9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
3.3.2, 3.18, 5.3.1, 6.1.3, 6.2, 9.5.1, 10.2.8	Decisions to Withhold Certification
Contractor's Review of Contract Documents	9.4.1,9.5,9.7,14.1.1.3
3.2	Defective or Nonconforming Work, Acceptance,
Contractor's Right to Stop the Work	Rejection and Correction of
9.7	2.3.1, 2.4.1, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6,
Contractor's Right to Terminate the Contract	9.8.2,9.9.3,9.10.4, 12.2.1
14.1, 15.1.6	Defective Work, Definition of
Contractor's Submittals	3.5.1
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2,	Definitions
9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3,11.4.2	1.1, 2.1.1, 3.1.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3,
Contractor's Superintendent	4.1.1,15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1,9.8.1
3.9, 10.2.6	Delays and Extensions of Time
Contractor's Supervision and Construction	3.2., 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3,
Procedures	9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2,4.2.7, 6.1.3, 6.2.4,	Disputes
7.1.3, 7.3.5, 7.3.7, 8.2, 10, 12, 14, 15.1.3	6.3.1, 7.3.9, 15.1, 15.2
Contractual Liability Insurance	Documents and Samples at the Site
11.1.1.8,11.2	3.11
Coordination and Correlation	Drawings, Definition of
1.2, 3.2.1,3.3.1, 3.10,3.12.6, 6.1.3, 6.2.1	1.1.5
Copies Furnished of Drawings and Specifications	Drawings and Specifications, Use and Ownership of
1.5, 2.2.5,3.11	3.11
Copyrights	Effective Date of Insurance
1.5, 3.17	8.2.2, 11.1.2
Correction of Work	Emergencies

10.4, 14.1.1.2, 15.1.4	1.1.1
Employees, Contractor's	Instructions to the Contractor
3.3.2,3,4.3, 3.8.1, 3.9, 3.18.2,4.2.3,4.2.6,10.2,	3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2,12, 13.5.2
10.3.3,11.1.1,11.3.7, 14.1, 14.2.1.1	Instruments of Service, Definition of
Equipment, Labor, Materials or	1.1.7
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13.1,	Insurance
3.15,1, 4,2.6,4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3,	3.18.1, 6.1.1,7.3.7,9.3.2,9.8.4,9.9.1, 9.10.2,11
9.5.1.3, 9.10.2,10.2.1,10.2.4, 14.2.1.1,14.2.1.2	Insurance, Boiler and Machinery
Execu tion and Progress of the Work	11.3.2
1.1.3, 1.2.1, 1.2.2, 2.2.3,2.2.5, 3.1, 3.3.1,3.4.1,3^	Insurance, Contractor's Liability
3.5.1, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5,	11.1
8.2, 9.5.1, 9.9.1,10.2, 10.3,12.2, 14.2,14.3.1, 15.1.3	Insurance, Effective Date of
Extensions of Time	8,2.2, 11.1.2
3.2.4, 3.7.4, 5.2,3, 7.2.1, 7.3, 7.4.1,	Insurance, Loss of Use
9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3, 15.1.5, 15.2.5	11.3.3
Failure of Payment	Insurance, Owner's Liability
9.5.1.3, 9,7, 9.10.2,13.6, 14.1.1.3,14.2.1.2	11.2
Faulty Work	Insurance, Property
(See Defective or Nonconforming Work)	10.2.5,11.3
Final Completion and Final Payment	Insurance, Stored Materials
4.2.1,4.2.9,9.8.2, 9.10,11.1.2, 11.1.3,11.3.1, 11.3.5,	9.3.2. 11.4.1.4
12.3.1, 14.2.4,14.4.3	INSURANCE AND BONDS
Financial Arrangements, Owner's	11
2.2.1,13.2.2, 14.1.1.4	Insurance Companies, Consent to Partial Occupancy
Fire and Extended Coverage Insurance	9.9.1. 11.4.1.5
11.3.1.1	Insurance Companies, Settlement with
GENERAL PROVISIONS	11.4.10
1	Intent of the Contract Documents
Governing Law	1.2.1,4.2.7,4.2.12,4.2.13, 7.4
13.1	Interest
Guarantees (See Wairanty)	13.6
Hazardous Materials	Interpretation
10.2.4,10.3	1.2.3,1.4,4.1.1,5.1,6.1.2,15.1.1
Identification of Subcontractors and Suppliers	Interpretations, Written
5.2.1	4.2.11,4.2.12, 15.1.4
Indemnification	Judgment on Final Award
3.17.1, 3.18,9.10.2,10.3.3,10.3.5, 10.3.6,	15.4.2
11.3.1.2,11.3.7	Labor and Materials, Equipment
Information and Services Required of the Owner	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13,
2.1.2, 2.2, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5,	3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3,
9.6.1. 9.6.4, 9.9.2, 9.10.3.10.3.3, 11.2.1, 11.4,	9.5.1.3, 9.10.2, 10.2.1, 10.2.4,14.2.1.1,14.2.1.2
13.5.1, 13.5.2,14.1.1.4,14.1.4,15.1.3	Labor Disputes
Initial Decision	8.3.1
15.2	Laws and Regulations
Initial Decision Maker, Definition of	1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13.1,4.1.1, 9.6.4, 9.9.1,
1.1.8	10.2.2, 11.1.1, 11.3, 13.1.1, 13.4, 13.5.1, 13.5.2,
Initial Decision Maker, Decisions	13.6.1, 14, 15.2.8, 15,4
14.2.2, 14,2.4, 15.2.1, 15.2.2,15.2.3, 15.2.4, 15.2.5	Liens
Initial Decision Maker, Extent of Authority	2.1.2, 9.3.3,9.10.2, 9.10.4,15.2.8
14.2.2, 14.2.4,15.1.3, 15.2.1,15.2.2, 15.2.3, 15.2.4,	Limitations, Statutes of
15.2.5	12.2.5, 13.7, 15.4.1.1
Injury or Damage to Person or Property	Limitations of Liability
10.2.8,10.4.1	2.3.1. 3.2.2, 3.5.1, 3.12.10, 3.17.1,
Inspections	3.18.1, 4.2.6,4.2.7, 4.2,12, 6.2.2, 9.4.2, 9.6.4, 9.6.7,
3.1.3,3,3.3,3.7.1,4.2.2, 4.2,6,4.2.9, 9.4.2,9.8.3,	10.2.5. 10.3.3. 11.1.2, 11.2.1, 11.37, 12,2.5,
9.9.2,9.10.1, 12.2.1,13.5	13.4.2
Instructions to Bidders	Limitations of Time

2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7,	1.1.1, 2.3, 3.9.2, 7, 8.2.2, 11.3.9, 12.1, 12.2.2.1,
5.2, 5.3.1, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2.1, 9.3.1,	13.5.2, 14.3.1
9.3.3, 9.4.1, 9.5, 9.6, 9.7.1, 9.8, 9.9, 9.10, 11.1.3,	OWNER
11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14,15	2
Loss of Use Insurance	Owner, Definition of
11.3.3	2.1.1
Material Suppliers	Owner, Information and Services Required of the
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5	2.1.2, 2.2, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2,
Materials, Hazardous	9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2.1._11.3,
10.2.4, 10.3	13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Materials, Labor, Equipment and	Owner's Authority
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5.1. 3.8.2, 3.8.3, 3.12,	1.5, 2.1.1, 2.3.1, 2.4.1, 3.4.2, 3.8.1, 3.12.10, 3.14.2,
3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2,	4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1,
9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1,	6.3.1, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1,
14.2.1.2	9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.3, 11.3.10,
Means, Methods, Techniques, Sequences and	12.2.2, 12.3.1, 13.2.2, 14.3, 14.4, 15.2.7
Procedures of Construction	Owner's Financial Capability
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2	2.2.1, 13.2.2, 14.1.1.4
Mechanic's Lien	Owner's Liability Insurance
2.1.2, 15.2.8	11.2
Mediation	Owner's Loss of Use Insurance
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, 15.3,	11.3.3
15.4.1	Owner's Relationship with Subcontractors
Minor Changes in the Work	1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
1.1.1, 3.12.8, 4.2.8, 7.1, 7.4	Owner's Right to Carry Out the Work
MISCELLANEOUS PROVISIONS	2.4, 14.2.2
13	Owner's Right to Clean Up
Modifications, Definition of	6.3
1.1.1	Owner's Right to Perform Construction and to
Modifications to the Contract	Award Separate Contracts
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1,	6.1
9.7.1, 10.3.2, 11.3.1	Owner's Right to Stop the Work
Mutual Responsibility	2.3
6.2	Owner's Right to Suspend the Work
Nonconforming Work, Acceptance of	14.3
9.6.6, 9.9.3, 12.3	Owner's Right to Terminate the Contract
Nonconforming Work, Rejection and Correction of	14.2
2.3.1, 2.4.1, 3.5.1. 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3,	Ownership and Use of Drawings, Specifications
9.10.4, 12.2.1	and Other Instruments of Service
Notice	1.1.1, 1.1.6, 1.1.7, 1.5, 2.2.5, 3.2.2, 3.11.1,
2.2.1, 2.3.1, 2.4.1, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1,	3.17.1. 4.2.12, 5.3.1
9.7.1, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2.1, 13.3,	Partial Occupancy or Use
13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1	9.6.6, 9.9, 11.3.1.5
Notice, Written	Patching, Cutting and
2.3.1, 2.4.1, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1,	3.14, 6.2.5
9.7.1. 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1,	Patents
13.3, 14, 15.2.8, 15.4.1	3.17
Notice of Claims	Payment, Applications for
3.7.4, 4.5. 10.2.8, 15.1.2, 15.4	4.2.5, 7.3.9, 9.2.1, 9.3, 9.4, 9.5, 9.6.3, 9.7.1,
Notice of Testing and Inspections	9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3
13.5.1, 13.5.2	Payment, Certificates for
Observations, Contractor's	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1
3.2, 3.7.4	9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Occupancy	Payment, Failure of
2.2.2, 9.6.6, 9.8, 11.3.1.5	9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Orders, Written	Payment, Final

4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5	Review of Contract Documents and Field
12.3.1, 13.7, 14.2.4, 14.4.3	Conditions by Contractor
Payment Bond, Performance Bond and	3.2, 3.12.7, 6.1.3
7.3.7.4, 9.6.7, 9.10.3, 11.4.9, 11.4	Review of Contractor's Submittals by Owner and
Payments, Progress	Architect
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3	3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
PAYMENTS AND COMPLETION	Review of Shop Drawings, Product Data and
9	Samples by Contractor
Payments to Subcontractors	3.12
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8.	Rights and Remedies
14.2.1.2	1.1.2, 2.3, 2.4, 3.5.1. 3.7.4, 3.15.2, 4.2.6, 4.5, 5.3,
PCB	5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3,
10.3.1	12.2.2, 12.2.4, 13.4, 14, 15.4
Performance Bond and Payment Bond	Royalties, Patents and Copyrights
7.3.7.4, 9.6.7, 9.10.3, 11.4.9, 11.4	3.17
Permits, Fees, Notices and Compliance with Laws	Rules and Notices for Arbitration
2.2.2, 3.7, 3.13, 7.3.7.4, 10.2.2	15.4.1
PERSONS AND PROPERTY, PROTECTION	Safety of Persons and Property
OF	10.2, 10.4
10	Safety Precautions and Programs
Polychlorinated Biphenyl	3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.4
10.3.1	Samples, Definition of
Product Data, Definition of	3.12.3
3.12.2	Samples, Shop Drawings, Product Data and
Product Data and Samples, Shop Drawings	3.11, 3.12, 4.2.7
3.11, 3.12, 4.2.7	Samples at the Site, Documents and
Progress and Completion	3.11
4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.3	Schedule of Values
Progress Payments	9.2, 9.3.1
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3	Schedules, Construction
Project, Definition of the	1.4.1.2, 3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
1.1.4	Separate Contracts and Contractors
Project Representatives	1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 11.4.7,
4.2.10	12.1.2
Property Insurance	Shop Drawings, Definition of
10.2.5, 11.3	3.12.1
PROTECTION OF PERSONS AND PROPERTY	Shop Drawings, Product Data and Samples
10	3.11, 3.12, 4.2.7
Regulations and Laws	Site, Use of
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1,	3.13, 6.1.1, 6.2.1
10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14,	Site Inspections
15.2.8, 15.4	3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5
Rejection of Work	Site Visits, Architect's
3.5.1, 4.2.6, 12.2.1	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Releases and Waivers of Liens	Special Inspections and Testing
9.10.2	4.2.6, 12.2.1, 13.5
Representations	Specifications, Definition of the
3.2.1, 3.5.1. 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2,	1.1.6
9.5.1, 9.8.2, 9.10.1	Specifications, The
Representatives	1.1.1, 1.1.6, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1,	Statute of limitations
5.1.2, 13.2.1	13.7, 15.4.1.1
Responsibility for Those Performing the Work	Stopping the Work
3.3.2, 3.18, 4.2.3, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10	2.3, 9.7, 10.3, 14.1
Retainage	Stored Materials
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3	6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of

5.1.1	14.4
SUBCONTRACTORS	Termination of the Architect
5	4.1.3
Subcontractors, Work by	Termination of the Contractor
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2,	14.2.2
9.6.7	TERMINATION OR SUSPENSION OF THE
Subcontractual Relations	CONTRACT
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8,	14
14.1, 14.2.1	Tests and Inspections
Submittals	3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2,
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3,	9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3	TIME
Submittal Schedule	8
3.10.2, 3.12.5, 4.2.7	Time, Delays and Extensions of
Subrogation, Waivers of	3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1,
6.1.1, 11.4.5, 11.3.7	9.7.1. 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
Substantial Completion	Time Limits
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,	2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2,
12.2, 13.7	4.4 4.5 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1,
Substantial Completion, Definition of	9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3,
9.8.1	11.4.1.5, 11.4.6. 11.4.10, 12.2, 13.5, 13.7, 14, 15.1.2,
Substitution of Subcontractors	15.4
5.2.3, 5.2.4	Time Limits on Claims
Substitution of Architect	3.7.4, 10.2.8, 13.7, 15.1.2
4.1.3	Title to Work
Substitutions of materials	9.3.2, 9.3.3
3.4.2, 3.5.1, 7.3.8	Transmission of Data in Digital Form
Sub subcontractor, Definition of	1.6
5.1.2	UNCOVERING AND CORRECTION OF
Subsurface Conditions	WORK
3.7.4	12
Successors and Assigns	Uncovering of Work
13.2	12.1
Superintendent	Unforeseen Conditions, Concealed or Unknown
3.9, 10.2.6	3.7.4, 8.3.1, 10.3
Supervision and Construction Procedures	Unit Prices
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4,	7.3.3.2, 7.3.4
7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3	Use of Documents
Surety	1.1.1, 1.5, 2.2.5, 3.12.6, 5.3
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7	Use of Site
Surety, Consent of	3.13, 6.1.1, 6.2.1
9.10.2, 9.10.3	Values, Schedule of
Surveys	9.2, 9.3.1
2.2.3	Waiver of Claims by the Architect
Suspension by the Owner for Convenience	13.4.2
14.3	Waiver of Claims by the Contractor
Suspension of the Work	9.10.5, 11.4.7 13.4.2, 15.1.6
5.4.2, 14.3	Waiver of Claims by the Owner
Suspension or Termination of the Contract	9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1,
5.4.1.1, 11.4.9, 14	13.4.2, 14.2.4, 15.1.6
Taxes	Waiver of Consequential Damages
3.6, 3.8.2.1, 7.3.7.4	14.2.4, 15.1.6
Termination by the Contractor	Waiver of Liens
14.1, 15.1.6	9.10.2, 9.10.4
Termination by the Owner for Cause	Waivers of Subrogation
5.4.1.1, 14.2, 15.1.6	6.1.1, 11.4.5, 11.3.7
Termination by the Owner for Convenience	Warranty

3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2,	Written Interpretations
13.7.1	4.2.11, 4.2.12
Weather Delays	Written Notice
15.1.5.2	2.3, 2.4, 3,3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7,
Work, Definition of	9.10, 10.2.2, 10.3, 11.1.3,.11.4.6, 12.2.2, 12.2.4, 13.3,
1.1.3	14, 15.4.1
Written Consent	Written Orders
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5,	1.1.1, 2.3, 3.9, 7, 8.2.2, 11.4.9 12.1, 12.2, 13.5.2,
9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2	14.3.1, 15.1.2

ARTICLE 1  GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents are emunerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (I) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a wtitten order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor's bid or proposal, or portions of Addenda relating to bidding requirements.

§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction·uction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (I) between the Contractor and the Architect or the Architect's consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect's consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract·act intended to facilitate performance of the Architect's duties.

§ 1.1.3 THE WORK
The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.

§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 INSTRUMENTS OF SERVICE
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect's consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 INITIAL DECISION MAKER
The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2 and certify termination of the Agreement under Section 14.2.2.

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors  or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Docmnenls, words that have well-known technical or construction industry meanings are used in the Contract Documents  in accordance  with such recognized meanings.

§ 1.3 CAPITALIZATION
Terms capitalized in these General Conditions include those that are (I) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION
In the interest of brevity the Contract Documents frequently omit modifying  words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation  of either statement.

§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.5.1 The Architect and the Architect's consultants shall be deemed the authors and owners of their respective Instruments  of Service, including  the Drawings and Specifications,  and will retain all common law, statutoty and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments  of Service. Submittal or distribution to meet official regulatory requirements  or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' reserved rights.

§ 1.5.2 The Contractor, Subcontractors,  Sub-subcontractors and material or equipment suppliers are authorized  to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service.

The Contractor, Subcontractors,  Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants.

§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions,  unless otherwise already provided in the Agreement or the Contract Documents.

ARTICLE 2  OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative  who shall have express authority to bind the Owner with respect to all matters requiring the Owner's  approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term "Owner 11  means the Owner or the Owner's  authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 2.2 1NFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 Prior to commencement of the Work, the Contractor may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner's obligations under the Contract. Thereafter, the Contractor may only request such evidence if (1) the Owner fails to make payments to the Contractor  as the Contract Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner's ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation  of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4 The Owner shall fumish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also finnish any other information or services under the Owner's control and relevant to the Contractor's performance of the Work with reasonable promptness after receiving the Contractor's written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.3 OWNER'S RIGHT TO STOP THE WORK
If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER'S RIGHT TO CARRY OUT THE WORK
If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3  CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term "Contractor" means the Contractor or the Contractor's authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 3.2.2 Because the Contract Documents  are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information fumished  by the Owner pursuant to Section 2.2.3, shall take field measurements  of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating  coordination and construction  by the Contractor and are not for the purpose of discovering  errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.

§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered  by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor's notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor  performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents,  for differences between field measurements or conditions and the Contract Documents, or for nonconformities  of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any loss or damage arising solely from those Owner-required means, methods, techniques, sequences or procedures.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion  of the Work, whether temporary or permanent and whether or not incorporated  or to be incorporated in the Work.

§ 3.4.2 Except in the case of minor changes in the Work authorized by the Architect in accordance with Sections 3.12.8 or 7.4, the Contractor may make substitutions only with the consent of the Owner, after evaluation  by the Architect and in accordance with a Change Order or Construction  Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Work. The Contractor shall not permit employment  of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.5 WARRANTY
The Contractor warrants to the Owner and Architect that materials and equipment furnished  under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials,  or equipment not conforming to these requirements  may be considered  defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, alterations  to the Work not executed  by the Contractor,  improper or insufficient  maintenance, improper operation, or normal wear and tear and normal  usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.6 TAXES
The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor  that are legally enacted when bids are received or negotiations  concluded,  whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS. FEES. NOTICES, AND COMPLIANCE WITH LAWS
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Owner shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections  by government  agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded. The Owner is responsible for all permit fees, licenses. assessments. utilitv installation  fees. city deposits/fees  for recycling programs. utility company connection  fees and inspection fees. building fees. demolition fees. grading fees. mechanical fees. plumbing fees. electrical fees for this project are excluded from the Guaranteed Maximum  Price.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations,  and lawful orders of public authorities applicable  to performance of the Work.

§ 3.7.3 If the Contractor  performs Work knowing it to be contrary to applicable laws, statutes, ordinances,  codes, rules and regulations,  or lawful orders of public authorities,  the Contractor shall assume appropriate  responsibility for such Work and shall bear the costs attributable to correction.

§ 3.7.4 Concealed or Unknown Conditions. If the Contractor  encounters conditions at the site that are (1) subsurfuce or otherwise  concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction  activities of the character provided for in the Contract Documents,  the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially  different from those indicated in the Contract Documents  and that no change in the terms of the Contract is justified, the Architect shall promptly notifY the Owner and Contractor in writing, stating the reasons. If either party disputes the Architect's determination  or recommendation, that party may proceed as provided in Article 15. Removal of any unforeseen buried obstructions, concealed conditions, filling of cesspools, or handling of unexpected  oversized materials has been excluded from this proposal and not in the GMP.

§ 3.7.5 if, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological  sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments  in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents,
.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2
Contractor's costs for unloading and handling at the site, labor, installation  costs, overhead, profit and other expenses contemplated  for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3
whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly  by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances  under Section 3.8.2.1 and (2) changes in Contractor's costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.

§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent  and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent  shall be as binding as if given to the Contractor.

§ 3.9.2 The Contractor, as soon as practicable  after award of the Contract, shall furnish in writing to the Owner through the Architect the name and qualifications of a proposed superintendent. The Architect may reply within 14 days to the Contractor in writing stating (I) whether the Owner or the Architect has reasonable objection to the proposed superintendent  or (2) that the Architect requires additional time to review. Failure of the Architect to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent  to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the supetintendent without the Owner's  consent, which shall not unreasonably be withheld or delayed.

§ 3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction  schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the schedule(s) for the Architect's approval. The Architect's approval shall not unreasonably  be delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor's construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted  to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE  SITE
The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications,  Addenda, Change Orders and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required submittals.  These shall be available to the Architect and shall be delivered  to the Architect for submittal to the Owner upon completion  of the Work as a record of the Work as constructed.

§ 3.12 SHOP DRAWINGS,PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor  or a Subcontractor,  Sub subcontractor,  manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules,  performance charts, instructions, brochures, diagrams and other information  furnished  by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials,  equipment or workmanship  and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor  proposes to conform to the information  given and the design concept expressed in the Conn-act Documents  for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents  may be retuned  by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents,  approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Conn·act Documents in accordance  with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate  contractors.

§ 3.12.6 By submitting  Shop Drawings, Product Data, Samples and similar submittals,  the Contractor represents  to the Owner and Architect that the Contractor has (1) reviewed and approved them, (2) determined and verified matetials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated  the information  contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents  require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal  has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance  with approved submittals  except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents  by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals  unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing  the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted  Shop Drawings, Product Data, Samples or similar submittals,  to revisions other than those requested by the Architect on previous submittals.  In the absence of such written notice, the Architect's approval of a resubmission  shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering  unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor  by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfY. The Contractor shall cause such services or certifications  to be provided by a properly licensed design professional,  whose signature and seal shall appear on all drawings, calculations,  specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness  of the services, certifications and approvals performed or provided by such design professionals,  provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified in the Contract Documents.

§ 3.13 USE OF SITE
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible  for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction  of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably  withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding  area free from accumulation  of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and Owner shall be entitled to reimbursement  from the Contractor.

§ 3.16 ACCESS TO WORK
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer  or manufacturers  is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications  or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent Contractor shall be responsible  for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent petmitted  by law the Contractor shall indemnify and hold harmless the Owner, its members. and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys'  fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable  to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations  of indemnity that which would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified  under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor  or a Subcontractor  under workers'  compensation  acts, disability benefit acts or other employee benefit acts.

ARTICLE 4  ARCHITECT
§ 4.1 GENERAL
§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement  and is referred to throughout the Contract Documents as if singular in number.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3 If the employment  of the Architect is terminated, the Owner shall employ a successor architect as to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 4.2 ADMINISTRATION OF THE CONTRACT

§ 4.2.1 The Owner will provide administration  of the Contract as described in the Contract Documents  and will be an Owner's representative  during construction  until the date the Architect issues the final Certificate For Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

§ 4.2.2 The Architect and/or Owner will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating  that the Work, when fully completed, will be in accordance  with the Contract Documents. However, the Architect  will not be required to make exhaustive or continuous  on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility  for, the construction  means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (I) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor's failure to perform the Work in accordance  with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION
Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect's consultants shall be through the Architect. Communicationss by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 Based on the Owner's evaluations of the Contractor's Applications for Payment, the Owner will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Owner or Architect has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Owner or Architect will review and approve, or take other appropriate action upon, the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Contractor will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4. The Contractor will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Owner will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Owner's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor  to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations  or decisions rendered in good faith.

§ 4.2.13 The Architect's decisions with Owner's approval on matters relating to aesthetic effect will be final if consistent  with the intent expressed in the Contract Documents.

§ 4.2.14 The Owner will review and respond to requests for information  about the Contract Documents. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable  promptness. If appropriate,  the Architect will prepare and issue supplemental  Drawings and Specifications  in response to the requests for information.

ARTICLE 5  SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor  is a person or entity who has a direct contract  with the Contractor to perform a portion of the Work at the site. The term "Subcontractor'' is referred to throughout the Contract Documents  as if singular in number and means a Subcontractor  or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors  of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor  to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents  as if singular in number and means a Sub-subcontractor  or an authorized  representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to finnish  materials or equipment  fabricated  to a special design) proposed for each principal portion of the Work. The Architect may reply within 14 days to the Contractor in writing stating (I) whether the Owner or the Architect has reasonable objection to any such proposed person or entity or (2) that the Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shaH not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable  objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor  was reasonably capable of performing  the Work, the Contract Surn and Contract Time shall be increased  or decreased by the difference,  if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The  Contractor shall not substitute a Subcontractor,  person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.

§ 5.3 SUBCONTRACTUAL RELATIONS
By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the ContractorAactor by terms of the Contract Documents, and to assume toward the Contractor  all the obligations and responsibilities, including the responsibility  for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect  under the Contractor·act Documents  with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract  agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate,  the

Contractor  shall require each Subcontractor  to enter into similar agreements  with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor,  prior to the execution of the subcontract agreement, copies of the Contract Documents  to which the Subcontractor  will be bound, and, upon written request of the Subcontractor,  identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

.1
assignment is effective only after termination of the Contract by the Owner for cause pursuant  to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor  and Contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor's rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment,  if the Work has been suspended for more than 30 days, the Subcontractor's compensation  shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract  to a successor contractor or other entity. If the Owner assigns the subcontract  to a successor contractor or other entity, the Owner shall nevertheless  remain legally responsible for all of the successor contractor's obligations  under the subcontract.

ARTICLE 6  CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction  or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction  or operations on the site, the term "Contractor"  in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor  Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor  with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors  and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction  or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor  under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles I 0, II and 12.

§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction  and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction  or operations  by the Owner or a separate contractor, the Contractor shall, prior to proceeding  with that portion of the Work, promptly report to the Architect apparent discrepancies  or defects in such other construction that would render it unsuitable  for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Contractor's delays, improperly timed activities or defective construction. The Owner shall be responsible  to the Contractor for costs the Contractor incurs because of a separate contractor's delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction  or to property of the Owner, separate contractors as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER'S RIGHT TO CLEAN UP
If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility  under their respective contracts for maintaining  the premises and surrounding  area free from waste materials and rubbish, the Owner may clean up and the Owner will allocate the cost among those responsible.

ARTICLE 7   CHANGES lN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating  the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed  under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Contractor and signed by the Owner, Contractor and stating their agreement  upon all of the following:

.1	The change in the Work;
.2	The amount of the adjustment, if any, in the Contract Sum; and
.3	The extent of the adjustment any, in the Contract Time.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction  Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract  Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions,  the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction  Change Directive  provides for an adjustment  to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	Unit prices stated in the Contract Documents or subsequently agreed upon;
.3	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	As provided in Section 7.3.7.

§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 7.3.5 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum Contract Time.

§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor's agreement therewith, including adjustment in Contract Sum and Contract·act Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.7 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Owner shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:

.1	Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;
.2	Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5	Additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect's professional judgment, to be reasonably justified. The Architect's interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued fur all or any part of a Construction Change Directive.

§ 7.4 MINOR CHANGES IN THE WORK
The Architect has authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written order signed by the Architect and shall be binding on the Owner and Contractor.

ARTICLE 8   TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Worlds the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.

§ 8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner; or by changes ordered in the Work; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control; or by delay authorized by the Owner pending mediation and arbitration; or by other causes that the Architect determines may justifY delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9 PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES
Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit to the Architect, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2.. for completed portions of the Work. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and shall reflect retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation  in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned  upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation  to the site for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notifY the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation  by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect's knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents  prior to completion and to specific qualifications  expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation  that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation  that the Architect has (1) made exhaustive or continuous on site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Contractor  and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Owner may also withhold a Certificate for Payment or, because of subsequently  discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Owner's  opinion to protect the Owner from loss for which the Contractor is responsible,  including loss resulting from acts and omissions described in Section 3.3.2, because of

.1	defective Work not remedied;
.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5	damage to the Owner or a separate contractor;
.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7	repeated failure to cany out the Work in accordance with the Contract Documents.

§ 9.5.2 When the above reasons for withholding certification are removed, certification  will be made for amounts previously withheld.

§ 9.5.3 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor  or material or equipment suppliers to whom the Contractor  tailed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notifY the Architect and the Architect will reflect such payment on the next Certificate for Payment.

§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents,  and shall so notifY the Architect.

§ 9.6.2 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from the Owner the amount to which the Subcontractor  is entitled, reflecting percentages  actually retained from payments  to the Contractor on account of the Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor,  require each Subcontractor  to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Architect will, on request, furnish to a Subcontractor,  if practicable, information  regarding percentages  of completion  or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractors, except as may otherwise  be required by law.

§ 9.6.5 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy  of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers  who performed Work or furnished materials,  or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled  with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor  for breach of the requirements of this provision.

§ 9.7 FAILURE OF PAYMENT
If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased  by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance  with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor  to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance  with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended  use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion  that shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying  the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction  over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance,  heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined  by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of the Contractor's written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (I) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from
.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
.2	failure of the Work to comply with the requirements of the Contract Documents; or
.3	terms of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10  PROTECTION OF PERSONS AND PROPERTY
§ 10.1  SAFETY PRECAUTIONS AND PROGRAMS
The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2  SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to
.1	employees on the Work and other persons who may be affected thereby;

.2
the Work and materials and equipment to be incorporated  therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub subcontractors; and

.3
other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents)  to property referred to in Sections I 0.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor  is responsible under Sections  I 0.2.1.2 and I 0.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 INJURY OR DAMAGE TO PERSON OR PROPERTY
If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 The Contractor is responsible for compliance  with any requirements included in the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated  biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing  the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2 Upon receipt of the Contractor's written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe contaimnent of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless,  Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional  costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted  by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys'  fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section I 0.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable  to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor  brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for materials or substances required by the Contract Documents,  except to the extent of the Contractor's fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall indemnify  the Owner for the cost and expense the Owner incurs (1) for remediation  of a material or substance the Contractor  brings to the site and negligently handles, or (2) where the Contractor  fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government  agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents,  the Owner shall indemnify  the Contractor for all cost and expense thereby incurred·

§ 10.4 EMERGENCIES
In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation  or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11   INSURANCE AND BONDS
§ 11.1 CONTRACTOR'S LIABILITY INSURANCE
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized  to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor  or by a Sub Contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
.1	Claims under workers' compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;
.2	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
.3	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
.4	Claims for damages insured by usual personal injury liability coverage;
.5	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
.6	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7	Claims for bodily injury or property damage arising out of completed operations; and
.8	Claims involving contractual liability insurance applicable to the Contractor's obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to the Contractor's completed operations coverage, until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage as specified in the Contract Documents.

§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness.

§11.1.4 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, as additional insureds for claims caused in whole or in part by the Contractor's negligent acts or omissions during the Contractor's operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor's  negligent acts or omissions during the Contractor's completed operations.

§11.2 OWNER'S LIABILITY INSURANCE
The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

§ 11.3 PROPERTY INSURANCE
§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk ''all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.3 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub subcontractors in the Project.

§11.3.1.1 Property insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

§11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifYing the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

§ 11.3.1.3 If the propetty  insurance requires  deductibles,  the Owner shall pay costs not covered because of such deductibles.

§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing propetiy insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.3.2 BOILER AND MACHINERY INSURANCE
The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.3.3 LOSS OF USE INSURANCE
The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

§ 11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes ofloss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.3.5 If during the Project construction period the Owner insures propetties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction petiod, the Owner shall waive all rights in accordance with the terms of Section

§11.3.7 for damages caused by fire or other causes ofloss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

§ 11.3.7 WAIVERS OF SUBROGATION
The Owner and Contractor waive all rights against (I) each other and any of their subcontractors, sub subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in tl1e property damaged.

§ 11.3.8 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements,  written where legally required for validity, shall require Subcontractors  to make payments  to their SubRsubcontractors in similar manner.

§ 11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which theOwner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement  between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience,  replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurence of loss to the Owner's exercise of this power; if such objection is made, the dispute shall be resolved in the manner selected by the Owner and Contractor as the method of binding dispute resolution in the Agreement. If the Owner and Contractor have selected arbitration as the method of binding dispute resolution, the Owner as fiduciary shall make settlement with insurers or, in the case of a dispute over distribution  of insurance proceeds, in accordance with the directions of the arbitrators.

§ 11.4 PERFORMANCE BOND AND PAYMENT BOND
§ 11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

ARTICLE 12  UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 !fa portion of the Worlds covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents,  it must, if requested in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically  requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents,  costs of uncovering and replacement  shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor's  expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion  and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor's obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated  portion thereof or after the date for commencement  of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Worlds found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§12.2.2.2 The one-year period for correction of work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

§ 12.3  ACCEPTANCE OF NONCONFORMING WORK
If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13  MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
The Contract shall be governed by the law of the place where the Project is located except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

§13.2 SUCCESSORS AND ASSIGNS
§13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither patty to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§13.3 WRITTEN NOTICE
Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available bylaw.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of(!) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner's expense.

§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirement's established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.6 INTEREST
Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

§ 13.7 TIME LIMITS ON CLAIMS
The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law, but io any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 13.7.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor! for any of the following reasons:

.1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
.2	An act of government, such as a declaration of national emergency that requires all Work to be stopped;
.3
Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason fur withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

.4	The Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Section 2.2.1.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than I 00 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has repeatedly failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2  TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor
.1	repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.3	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the above reasons exist, Owner, upon certification by the Initial Decision Maker that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2	Accept assignment of subcontracts pursuant to Section 5.4; and
.3
Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment untill the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may detetmine.

§ 14.3.2 The Contract Stun and Contract Time shall be adjusted for increases in the cost and time caused by suspension,  delay or intenuption as described in Sectionl4.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent
.1	that perfonnance is, was or would have been so suspended, delayed or intetrupted by another cause for which the Contractor is responsible; or
.2	that an equit1ble adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination  for the Owner's convenience,  the Contractor shall
.1	cease operations as directed by the Owner in the notice;
.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
.3
except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no futiher subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner's  convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable  overhead and profit on the Work not executed.

ARTICLE 15  ClAIMS  AND DISPUTES
§ 15.1 ClAIMS
§ 15.1.1  DEFINITION
A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor  arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 15.1.2 NOTICE OF ClAIMS
Claims by either the Owner or Contractor must be initiated by written notice to the other party and to the Initial Decision Maker with a copy sent to the Architecif the Architect is not serving as the Initial Decision Maker. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3 CONTINUING CONTRACT PERFORMANCE
Pending final resolution of a Claim, except as otherwise agreed in wtiting or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with perfonnance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. The Architect  will prepare Change Orders and issue Certificates for Payment in accordance with the decisions of the Initial Decision Maker.

§ 15.1.4 ClAIMS FOR ADDITIONACl OST
If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work  Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section I 0.4.

§ 15.1.5 CLAIMS FOR ADDITIONAL TIME
§ 15.1.5.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.5.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented  by data substantiating  that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effuct on the scheduled  construction.

§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES

The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

.1
damages incun·ed by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2
damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party's  tennination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance  with the requirements of the Contract Documents.

§ 15.21NITIAL DECISION
§ 15.2.1 Claims, excluding those arising under Sections 10.3,10.4, 11.3.9, and 11.3.10,shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Initial Decision Maker with no decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor  and persons or entities other than the Owner.

§ 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (I) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is mabie to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker's sole discretion, it would be inappropriate  for the Initial Decision Maker to resolve the Claim.

§ 15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner's expense.

§ 15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such patiy shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when tl1e response or supporting data will be fhrnished or (3) advise the Initial Decision Maker that no suppmiing  data will be furnished.  Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in patt.

§ 15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (I) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the patties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.

§ 15.2.6 Either  party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1.

§ 15.2.6.1 Either  party may, within  30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days ofthe initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notifY the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§15.2.8 !fa Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§15.3 MEDIATION
§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.6 shall be subject to mediation as a condition precedent to binding dispute resolution.

§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, tm!ess the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Constmction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concmrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the patties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§15.3.3 The patties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof

§15.4ARBITRATION
§15.4.1 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the patties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that patty on which arbitration is permitted to be demanded.

§ 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with tl1e filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute oflimitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§15.4.3 The fOregoing agreement  to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 CONSOLIDATION OR JOINDER
§ 15.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement  with any other arbitration  to which it is a party provided that (1) the arbitration agreement governing  the other arbitration permits consolidation,  (2) the arbitrations  to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting  arbitrator(s).

§ 15.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a conunon  question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving  an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration  conducted  under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation  as the Owner and Contractor  under this Agreement.

EXHIBIT A

1970 & 1990 East Grand Avenue Trade Summary

No	Description	Gross sf	Budget	Remarks

0100	General Requirements	97,634	sf	$86,216
0133	Surveying	97,634	sf	$23,400
0207	Selective Demolition	97,634	sf	$213,352
0221	Earthwork	97,634	sf	$60,637
0227	Erosion Control	97,634	sf	$13,500
0236	Piling & Caissons	97,634	sf	$186,620
0251	Asphaltic Concrete Paving	97,634	sf	$18,500
0253	Site Concrete	97,634	sf	$151,880
0259	Parking Striping & Bumpers	97,634	sf	$14,000
0266	Site Utilities (Storm Drain/Sewer/Water)	97,634	sf	$43,750
0282	Fountains	97,634	sf	$86,840
0291	Irrigation/Landscaping	97,634	sf	$66,000
0321	Concrete Reinforcing Bar	97,634	sf	$77,169
0331	Cast-ln-Place Concrete	97,634	sf	$310,815
0421	Masonry	97,634	sf	$30,240
0512	Structural Steel Framing	97,634	sf	$400,105
0531	Metal Decking/Metal Sidings	97,634	sf	$91,024
0551	Misc. & Ornamental Metals	97,634	sf	$295,221
0611	Lumber/Timber/Rough Carpentry	97,634	sf	$10,000
0622	Finish Carpentry	97,634	sf	$214,702
0711	Waterproofing	97,634	sf	$52,448
0721	Building Insulation	97,634	sf	$51,127
0731	Roofing	97,634	sf	$66,779
0761	Sheet Metal/Roof Accessories/Metal Panels	97,634	sf	$554,609
0791	Caulking, Sealant & Fire Stopping	97,634	sf	$16,648
0810	H.MVWood Doors & Frames	97,634	sf	$103,350
0831	Access Doors	97,634	sf	$3,000
0837	Overhead/Roll-Up Doors	97,634	sf	$200,000
0881	Glass & Glazing	97,634	sf	$1,599,354
0920	Plaster & Drywall	97,634	sf	$719,897
0931	Ceramic Tile	97,634	sf	$120,655
0951	Acoustical Ceiling	97,634	sf	$70,032
0966	Resilient Flooring & Carpet	97,634	sf	$340,044
0991	Painting & Wall Covering	97,634	sf	$98,737
0998	Fiber Reinforced Panel	97,634	sf	$3,120
1016	Toilet Compartments & Accessories	97,634	sf	$33,890
1043	Signs	97,634	sf	$6,750
1052	Fire Extinguisher	97,634	sf	$5,400
1140	Appliances	97,634	sf	$0
1421	Elevators	97,634	sf	$147,500
1511	Plumbing	97,634	sf	$239,607
1541	Fire Sprinkler Systems	97,634	sf	$95,485
1571	HVAC	97,634	sf	$652,504
1611	Electrical	97,634	sf	$1,610,402
1612	Fire Alarm Systems	97,634	sf	$34,409
	Total	97,634	sf	$9,219,716

	General Conditions			$175,000
	Insurances			$126,925
	Contractor's Fee			$261,845
	Mark-ups			$563,770
	Estimated Construction Costs			$9,783,485

1

Exhibit "B"
Stamps.com
1990 East Grand Ave., El Segundo, CA
List of Documents

111447
Sheet #	Description	Rev No.	Date	Details
Architectural
Ware Malcomb
10635 Santa Monica Blvd., Ste. 150, Los Angeles, CA 90025
A0_1	TITLE SHEET	BID SET	1/5/2012
A0_2	GENERAL NOTES	BID SET	1/5/2012
A0_33	ACCESSIBILITY NOTES & DETAILS	BID SET	1/5/2012
A0_3A	ACCESSIBILITY NOTES & DETAILS	BID SET	1/5/2012
A0_3B	ACCESSIBILITY NOTES & DETAILS	BID SET	1/5/2012
A0_4	OCCUPANCY & EXIT PLAN	BID SET	1/5/2012
A0_5A	ELECTRICAL TITLE 24 FORMS	BID SET	1/5/2012
A0_5B	TITLE 24	BID SET	1/5/2012
A0_5C	TITLE 24	BID SET	1/5/2012
A0_5D	TITLE 24	BID SET	1/5/2012
A0_5E	TITLE 24	BID SET	1/5/2012
A0_5F	TITLE 24	BID SET	1/5/2012
D1_0	DEMO SITE PLAN	BID SET	12/6/2011
D2_1	1ST & 2ND FLOOR DEMO PLAN	BID SET	12/6/2011
D2_2	3RD FLOOR & ROOF DEMO PLAN	BID SET	12/6/2011
A1_0	SITE PLAN	BID SET	1/5/2012
A2_1	OVERALL 1ST & 2ND FLOOR PLAN	BID SET	1/5/2012
A2_2	OVERALL 3RD FLOOR & ROOF PLAN	BID SET	1/5/2012
A2_3	ENLARGED PARTIAL 1ST FLOOR PLANS	BID SET	1/5/2012
A2_4	ENLARGED PARTIAL 2ND FLOOR PLANS	BID SET	1/5/2012
A2_5	ENLARGED PARTIAL 3RD FLOOR PLANS	BID SET	1/5/2012
A3_0	ENLARGED PARTIAL ROOF PLANS	BID SET	1/5/2012
A4_1	EXTERIOR ELEVATIONS	BID SET	1/5/2012
A4_2	ENLARGED PARTIAL EXTERIOR ELEVATIONS	BID SET	1/5/2012
A4_3	ENLARGED EXTERIOR ELEVATIONS	BID SET	1/5/2012
A5_0	BUILDING SECTIONS	BID SET	1/5/2012
A6_1	WALL SECTIONS	BID SET	1/5/2012
A6_2	WALL SECTIONS	BID SET	1/5/2012
A6_3	WALL SECTIONS	BID SET	1/5/2012
A6_4	WALL SECTIONS	BID SET	1/5/2012
A6.5	INTERIOR ELEVATIONS	BID SET	1/5/2012
A6.6	INTERIOR ELEVATIONS	BID SET	1/5/2012
A7_1	ENLARGED STAIR PLANS & SECTIONS	BID SET	1/5/2012
A7_2	ENLARGED STAIR PLANS & SECTIONS	BID SET	1/5/2012
A7_3	ENLARGED RESTROOM PLANS AND ELEVATIONS	BID SET	1/5/2012
A7_4	ENLARGED RESTROOM PLANS AND ELEVATIONS	BID SET	1/5/2012
A7.5	RECEPTION DESK ELEVATIONS & DETAILS	BID SET	1/5/2012
A7.6	MILLWORK ELEVATIONS & DETAILS	BID SET	1/5/2012
A7.7	MILLWORK ELEVATIONS & DETAILS	BID SET	1/5/2012
A7.8	MILLWORK ELEVATIONS & DETAILS	BID SET	1/5/2012
A8.0	LIGHT FIXTURE SYMBOL LEGEND	BID SET	1/5/2012
A8_1	ENLARGED 1ST REFLECTED CEILING PLAN	BID SET	1/5/2012
A8_2	ENLARGED 2ND REFLECTED CEILING PLAN	BID SET	1/5/2012
A8_3	ENLARGED 3RD REFLECTED CEILING PLAN	BID SET	1/5/2012
A9.0	FINISH LEGEND	BID SET	1/5/2012
A9_1	ENLARGED 1ST FLOOR FINISH PLAN	BID SET	1/5/2012

This estimating system is the sole property of KPRS Construction Services, Inc. No part of this estimating system may be reproduced.

1

Exhibit "B"
Stamps.com
1990 East Grand Ave., El Segundo, CA
List of Documents
111447
Sheet #	Description	Rev No.	Date	Details
A9_2	ENLARGED 2ND FLOOR FINISH PLAN	BID SET	1/5/2012
A9_3	ENLARGED 3RD FLOOR FINISH PLAN	BID SET	1/5/2012
A10_1	ENLARGED 1ST FLOOR POWER & SIGNAL PLAN	BID SET	1/5/2012
A10_2	ENLARGED 2ND FLOOR POWER & SIGNAL PLAN	BID SET	1/5/2012
A10_3	ENLARGED 3RD FLOOR POWER & SIGNAL PLAN	BID SET	1/5/2012
A11_1	DOOR SCHEDULES	BID SET	1/5/2012
A11_2	WINDOW SCHEDULE	BID SET	1/5/2012
A12_1	DETAILS	BID SET	1/5/2012
A12_2	DETAILS	BID SET	1/5/2012
A12_3	DETAILS	BID SET	1/5/2012
A12_4	DETAILS	BID SET	1/5/2012
A12_5	DETAILS	BID SET	1/5/2012
A12_6	DETAILS	BID SET	1/5/2012
A12_7	DETAILS	BID SET	1/5/2012
A12.7A	DETAILS	BID SET	1/5/2012
A12.8	DETAILS	BID SET	1/5/2012
A12.9	DETAILS	BID SET	1/5/2012
1 OF 2	SUSWMP	BID SET	Not dated
2 OF 2	SUSWMP	BID SET	Not dated
	PROJECT MANUAL	BID SET	12/1/2011
Structural
Grimm & Chen Structural Engineering, Inc.
17500 Redhill Ave., #240, Irvine, CA 92614
S1_1	GENERAL NOTES	BID SET	1/12/2012
S1_1_1	GENERAL NOTES	BID SET	1/12/2012
S1_2	TYPICAL REINFORCING DETAILS	BID SET	1/12/2012
S1_3	TYPICAL CONCRETE FOUNDATION DETAILS	BID SET	1/12/2012
S1_3_1	TYPICAL CONCRETE FOUNDATION DETAILS	BID SET	1/12/2012
S1_3_2	TYPICAL CONCRETE FOUNDATION DETAILS	BID SET	1/12/2012
S1_4	TYPICAL STEEL DETAILS	BID SET	1/12/2012
S1_4_1	TYPICAL STEEL DETAILS	BID SET	1/12/2012
S1_4_2	TYPICAL STEEL DETAILS	BID SET	1/12/2012
S1_5	TYPICAL INTERIOR METAL STUD DETAILS	BID SET	1/12/2012
S1.5.1	TYPICAL INTERIOR METAL STUD DETAILS	BID SET	1/12/2012
S1_6	TYPICAL EXTERIOR METAL STUD DETAILS	BID SET	1/12/2012
S2.1	FIRST FLOOR FOUNDATION PLAN	BID SET	1/12/2012
S2.1A	STRUCTURAL SLAB ON GRADE REINFORCING PLAN	BID SET	1/12/2012
S2.2	SECOND FLOOR FRAMING PLAN	BID SET	1/12/2012
S2.2A	SECOND FLOOR CHORD REINFORCING PLAN	BID SET	1/12/2012
S2_3	THIRD FLOOR FRAMING PLAN	BID SET	1/12/2012
S2.3A	THIRD FLOOR CHORD REINFORCING PLAN	BID SET	1/12/2012
S2_4	ROOF FRAMING PLAN	BID SET	1/12/2012
S3_1	WALL SECTIONS	BID SET	1/12/2012
S3_1_1	WALL SECTIONS	BID SET	1/12/2012
S3_1_2	WALL SECTIONS	BID SET	1/12/2012
S3_1_3	WALL SECTIONS	BID SET	1/12/2012
S4_1	SEISMIC MOMENT FRAME ELEVATIONS (SFRS)	BID SET	1/12/2012
S4.2	SEISMIC MOMENT FRAME DETAILS (SFRS)	BID SET	1/12/2012
S4.2.1	SEISMIC MOMENT FRAME DETAILS (SFRS)	BID SET	1/12/2012

This estimating system is the sole property of KPRS Construction Services, Inc. No part of this estimating system may be reproduced.

2

Exhibit "B"
Stamps.com
1990 East Grand Ave., El Segundo, CA
List of Documents
111447
Sheet #	Description	Rev No.	Date	Details
S4.3	STANDARD QUALITY ASSURANCE PLAN	BID SET	1/12/2012
S4.3.1	STANDARD QUALITY ASSURANCE PLAN	BID SET	1/12/2012
S4.3.2	STANDARD QUALITY ASSURANCE PLAN	BID SET	1/12/2012
S5.1	SECTIONS & DETAILS	BID SET	1/12/2012
S5.1.1	SECTIONS & DETAILS	BID SET	1/12/2012
S5.1.2	SECTIONS & DETAILS	BID SET	1/12/2012
S5.1.3	SECTIONS & DETAILS	BID SET	1/12/2012
S5.1.4	SECTIONS & DETAILS	BID SET	1/12/2012
S6.1	PARTIAL STAIR PLANS	BID SET	1/12/2012
S7.1	SOILS REPORT PILE RECOMMENDATIONS	BID SET	12/22/2011
Civil
Ware Malcomb
10635 Santa Monica Blvd., Ste. 150, Los Angeles, CA 90025
C1_0	TITLE SHEET	BID SET	Not dated
C2_0	CONSTRUCTION NOTES QUANTITIES AND DETAILS	BID SET	Not dated
C3_0	PRECISE GRADING PLAN	BID SET	Not dated
C4_0	EROSION CONTROL PLAN	BID SET	Not dated
Landscape
Ridqe Landscape Architects
8841 Research Drive, Ste. 200, Irvine, CA 92618
L0_0	LANDSCAPE COVER SHEET	BID SET	11/24/2011
L1_1	LANDSCAPE CONSTRUCTION PLAN	BID SET	11/24/2011
L2_1	LANDSCAPE LIGHTING PLAN	BID SET	11/24/2011
L3_1	ENTRY PLAZA SECTIONS	BID SET	11/24/2011
L4_1	LANDSCAPE CONSTRUCTION DETAILS	BID SET	11/24/2011
L4_2	LANDSCAPE CONSTRUCTION DETAILS	BID SET	11/24/2011
L5_1	LANDSCAPE IRRIGATION PLAN	BID SET	11/24/2011
L6_1	LANDSCAPE IRRIGATION LEGEND AND NOTES	BID SET	11/24/2011
L6_2	LANDSCAPE IRRIGATION LEGEND AND NOTES	BID SET	11/24/2011
L6_3	LANDSCAPE IRRIGATION DETAILS	BID SET	11/24/2011
L6_4	LANDSCAPE IRRIGATION DETAILS	BID SET	11/24/2011
L7_1	LANDSCAPE PLANTING PLAN	BID SET	11/24/2011
L8_1	LANDSCAPE PLANTING DETAILS	BID SET	11/24/2011
L9_1	LANDSCAPE SPECIFICATIONS	BID SET	11/24/2011
L9_2	LANDSCAPE SPECIFICATIONS	BID SET	11/24/2011
L9_3	LANDSCAPE SPECIFICATIONS	BID SET	11/24/2011
L9_4	LANDSCAPE SPECIFICATIONS	BID SET	11/24/2011
Plumbing
Glumac
617 W. 7th Street, #500. Los Angeles, CA 90017
P0_1	PLUMBING NOTES LEGEND AND SYMBOLS	BID SET	12/22/2011
P1_0	PLUMBING SITE PLAN	BID SET	12/22/2011
PD2_0	PLUMBING FIRST FLOOR - DEMO PLAN	BID SET	12/22/2011
PD3_0	PLUMBING SECOND FLOOR - DEMO PLAN	BID SET	12/22/2011
PD4_0	PLUMBING THIRD FLOOR & PARTIAL ROOF DEMO PLAN	BID SET	12/22/2011
P2_0	PLUMBING 1ST FLOOR PLAN	BID SET	12/22/2011

This estimating system is the sole property of KPRS Construction Services, Inc. No part of this estimating system may be reproduced.

3

Exhibit "B"
Stamps.com
1990 East Grand Ave., El Segundo, CA
List of Documents
111447
Sheet #	Description	Rev No.	Date	Details
P3_0	PLUMBING 2ND FLOOR PLAN	BID SET	12/22/2011
P4_0	PLUMBING 3RD FLOOR PLAN	BID SET	12/22/2011
P5_0	PLUMBING ROOF PLAN	BID SET	12/22/2011
P6_0	PLUMBING RISER DIAGRAMS	BID SET	12/22/2011
P7_0	PLUMBING DETAILS	BID SET	12/22/2011
Mechanical
Glumac
617 W. 7th Street, #500, Los Angeles, CA 90017
MO_1	MECHANICAL NOTES LEGEND AND SYMBOLS	BID SET	1/12/2012
MO_2	MECHANICAL SCHEDULES	BID SET	1/12/2012
MO_3	TITLE 24	BID SET	1/12/2012
MO_4	TITLE 24	BID SET	1/12/2012
MO_5	TITLE 24	BID SET	1/12/2012
MO_6	TITLE 24	BID SET	1/12/2012
M0_7	TITLE 24	BID SET	1/12/2012
MO_8	MECHANICAL SITE PLAN	BID SET	1/12/2012
MD2_0	MECHANICAL 1ST FLOOR - DEMO PLAN	BID SET	1/12/2012
MD3_0	MECHANICAL 2ND FLOOR - DEMO PLAN	BID SET	1/12/2012
MD4_0	MECHANICAL 3RD FLOOR - DEMO PLAN	BID SET	1/12/2012
MD5_0	MECHANICAL ROOF - DEMO PLAN	BID SET	1/12/2012
M1_0	MECHANICAL 1ST FLOOR PLAN	BID SET	1/12/2012
M1_1	MECHANICAL 1ST FLOOR PIPING PLAN	BID SET	1/12/2012
M2_0	MECHANICAL 2ND FLOOR PLAN	BID SET	1/12/2012
M2_1	MECHANICAL 2ND FLOOR PIPING PLAN	BID SET	1/12/2012
M3_0	MECHANICAL 3RD FLOOR PLAN	BID SET	1/12/2012
M3_1	MECHANICAL 3RD FLOOR PIPING PLAN	BID SET	1/12/2012
M5_0	MECHANICAL ROOF PLAN	BID SET	1/12/2012
M7_0	MECHANICAL DETAILS	BID SET	1/12/2012
M7_1	MECHANICAL DETAILS	BID SET	1/12/2012
M8_0	MECHANICAL CONTROL DIAGRAMS	BID SET	1/12/2012
Electrical
Glumac
617 W. 7th Street, #500, Los Angeles, CA 90017
E0_1	ELECTRICAL NOTES AND LEGEND	BID SET	1/12/2012
E0_2	ELECTRICAL NOTES	BID SET	1/12/2012
EO_3	ELECTRICAL LIGHTING FIXTURE SCHEDULE	BID SET	1/12/2012
E0_4	ELECTRICAL SINGLE LINE DIAGRAM	BID SET	1/12/2012
EO_5	ELECTRICAL PANEL SCHEDULES	BID SET	1/12/2012
EO_6	ELECTRICAL PANEL SCHEDULES	BID SET	1/12/2012
EO_7	ELECTRICAL PANEL SCHEDULES	BID SET	1/12/2012
EO_8	ELECTRICAL TITLE-24 FORMS	BID SET	1/12/2012
EO_9	ELECTRICAL LIGHTING CONTROL PANEL SHEET	BID SET	1/12/2012
ED1_0	ELECTRICAL FIRST FLOOR - DEMO PLAN	BID SET	1/12/2012
ED2_0	ELECTRICAL SECOND FLOOR - DEMO PLAN	BID SET	1/12/2012
ED3_0	ELECTRICAL THIRD FLOOR - DEMO PLAN	BID SET	1/12/2012
ED4_0	ELECTRICAL ROOF - DEMO PLAN	BID SET	1/12/2012

This estimating system is the sole property of KPRS Construction Services, Inc. No part of this estimating system may be reproduced.

4

Exhibit "B"
Stamps.com
1990 East Grand Ave., El Segundo, CA
List of Documents
111447
Sheet #	Description	Rev No.	Date	Details
E1_0	ELECTRICAL SITE PLAN	BID SET	1/12/2012
E1_1	ELECTRICAL SITE LIGHTING PLAN	BID SET	1/12/2012
E1_2	ELECTRICAL SITE LIGHTING PHOTOMETRIC PLAN	BID SET	1/12/2012
E2_0	ELECTRICAL POWER PLAN-FIRST FLOOR	BID SET	1/12/2012
E2_1	ELECTRICAL LIGHTING PLAN-FIRST FLOOR	BID SET	1/12/2012
E3_0	ELECTRICAL POWER PLAN-SECOND FLOOR	BID SET	1/12/2012
E3_1	ELECTRICAL LIGHTING PLAN-SECOND FLOOR	BID SET	1/12/2012
E4_0	ELECTRICAL THIRD FLOOR POWER PLAN	BID SET	1/12/2012
E4_1	ELECTRICAL THIRD FLOOR LIGHTING PLAN	BID SET	1/12/2012
E5_0	ELECTRICAL ROOF PLAN	BID SET	1/12/2012
E6_0	ELECTRICAL LIGHTING CONTROL PANEL SHEET	BID SET	1/12/2012
Data Center
Simon S. Wong & Associates, Inc.
3415 S. Sepulveda Blvd., Los Angeles, CA 90034
EDC-1_1	DATA CENTER SYMBOLS ABBREVIATIONS AND NOTES	BID SET	1/9/2012
EDC-1_2	DATA CENTER SINGLE LINE DIAGRAM	BID SET	1/9/2012
EDC-1_3	DATA CENTER PANEL SCHEDULES	BID SET	1/9/2012
EDC-2_0	DATA CENTER KEY PLAN	BID SET	1/9/2012
EDC-2_1	DATA CENTER LIGHTING PLAN	BID SET	1/9/2012
EDC-2_2	DATA CENTER POWER PLAN	BID SET	1/9/2012
EDC-2_3	DATA CENTER ELECTRICAL ROOF PLAN	BID SET	11/28/2011
EDC-2_4	SITE PLAN	BID SET	1/9/2012
EDC-3_1	DATA CENTER DETAILS	BID SET	11/28/2011
MDC-1_1	ABBREVIATIONS SYMBOLS LEGEND TITLE 24 FORM & SC	BID SET	11/28/2011
MDC-1_2	UNTITLED	BID SET	11/28/2011
MDC-2_1	DATA CENTER FIRST FLOOR PLAN	BID SET	11/28/2011
MDC-2_2	PARTIAL FIRST FLOOR - DATA CENTER ENLARGED PLAN	BID SET	11/28/2011
MDC-2_3	DATA CENTER MECHANICAL ROOF PLAN & PARTIAL PLANS	BID SET	11/28/2011
MDC-3_1	DATA CENTER MECHANICAL DETAILS	BID SET	11/28/2011
PDC-1_1	FIRST FLOOR KEY PLAN	BID SET	11/28/2011

This estimating system is the sole property of KPRS Construction Services, Inc. No part of this estimating system may be reproduced.

5

EXHIBIT"C"

Addendum  to Construction Agreement  (the "Addendum")

The   parties  to   the   Agreement dated  January  23,   2012  by   and   between  KPRS Construction  Services, Inc.  ("Contractor") and  Stamps.com Inc.  ("Owner")  (the "Agreement") intend  for   the   terms  in   this   Addendum  to   amend  and   modify   the Agreement. All terms not  specifically defined herein shall have  the  same meaning as set  forth in the  Agreement.

1.    Contractor has received the drawings per Exhibit B ("Drawings") from Architect and engineers. Contractor has reviewed Drawings and has provided a Guaranteed Maximum Price ("GMP") of $9,783,485.00 for construction of the renovation project (the "Project") at 1970-1990 E. Grand Avenue in El Segundo, CA. The GMP includes all subcontractor costs, general conditions, insurance and the contractor's fee. The parties agree that based on the Drawings and Specifications presented to Contractor as listed in Exhibit B of this Agreement, that the Contractor shall finish the Work to Substantial Completion for a total cost to Owner of no more than GMP. In no event shall Change Orders alter the GMP to the extent there are no scope changes requested by Owner,

2.               The  only  deviations from  the  Drawings are  the  following  items which were assumed as part of  the  GMP  and   cost   reduction alternates  being   accepted by  the Owner..

a.	Contractor may install IGS Glass, Inc. glazing system in lieu of the Pilkington glazing system (savings of $226,650 is already assumed in the GMP);
b.	Contractor may use curved glass panels in lieu of 1" 3 form chroma panels and handrail system at central circular stairway (savings of $48,356 already assumed in the GMP);
c.	Contractor may install a wet seal process in lieu of the dry joint system for the exterior aluminum panels (savings of $105,300 is already assumed in the GMP);
d.
Contractor may consider alternate manufacturers of the VAV boxes and fans, consider an alternate air balance company, and may open the specifications for some of the mechanical equipment and ductwork accessories and grills in the HVAC systems (savings of $50,000 is already assumed in the GMP);

e.	Contractor may consider other equal lighting manufacturers and may consider an alternate lighting control in the Electrical systems (savings of $75,000 is already assumed in the GMP).
f.	Use alternative glass in lieu of specified pulp studios since the pulp studios glass lead time is an issue for the schedule.

1

EXHIBIT "C"

3.               To the extent that the Final  Drawings do not fully specify exactly how to construct a portion of the  Project, Contractor has had  sufficient opportunity  to investigate any  such issues and  has a full  understanding of all such items and potential cost implications, and  the costs of all of these items are fully incorporated into the GMP. However there may need to be changes in documents to maintain the intent. The Owner and Architect will cooperate with the Contractor.

4.               To the extent that the  Final Drawings specify  items which are flawed  or unsuitable, or which may  result in long term  defects or issues with  the  Project, Contractor has had sufficient opportunity to investigate any such issues and has a full understanding of all such items and potential cost implications, and the costs of fixing or improving these items are fully incorporated into the GMP. However there may need to be changes in documents to maintain the intent. The Owner  and  Architect will cooperate with the Contractor.

5.               Other than shop drawings prepared for Owner related to the new building elevator prior to the date of this Agreement, Contractor acknowledges and agrees that it has made no assumptions regarding the existence or completeness of any other shop drawings in preparing the schedule for Substantial Completion or the budget.

6.              The Project requires construction of a data center. Contractor has included all items shown on  the  drawings which  must be  purchased for the  data center construction under GMP except for the following items which shall be purchased by Owner and delivered to Project location for installation by Contractor:

a.	Generator, fuel and automatic transfer switch;
b.	Air handlers & condensers;
c.	Uninterruptable power supplies (2x300, lx80, lx50) and associated batteries;
d.	Racks and all items attached thereto;
e.	4xl50kva PDU
f.	Low voltage data cabling, racking, terminations, and testing.

7.               For the Work related to the data center, the GMP includes installation and configuration (where  applicable) of all data center items shown on  the  Drawings whether provided by Owner  or provided by Contractor under the  GMP, and  work needed to deliver data center ten (10) business days prior to Target Date, including but not limited to the following items:

a.
Trenching for conduit for the  new transformer (currently assumed to require 2  banks of 6"  sleeves from  the  new  transformer to  the  buildings)  and   all other electrical labor  and  materials required to bring  new electrical service to the  buildings;

b.
Trenching for the  conduit for  the  new  generator (currently assumed to be  a 500  foot  run), generator pad  [per  design provided on  1/23/12], ATS and  all other labor   and   materials required to  deliver  a stand-by emergency power system;

c.	All panels, receptacles, UPS units, conduit, wiring and all other labor and materials necessary to implement the data center electrical, mechanical and plumbing design;

2

EXHIBIT"C"

d.	Duct work and installation of all provided components.
e.	Generator enclosure (of the same aesthetics as the building exterior, e.g. a concrete masonry wall covered by matching plaster).

8.                Items not included under the  GMP are  the  following:

a.	Low voltage cabling except as shown on Drawings
b.	Window blinds or treatments
c.	Purchase of appliances (except installation of said appliances is included in GMP)
d.	Purchase of fish tank and related fish tank equipment (except fish tank support and surrounding finishes is included in GMP)
e.	Audio visual systems (except conduit and backboxes shown on the drawings is included in GMP)
f.	Security systems (except conduit and backboxes shown on the drawings is included in GMP)
g.	Furniture that is not considered a permanent fixture in the building
h.	Delays or costs to mitigate ground water and saturated soils if found during foundation construction.
i.	The Owner's move-in costs
j.	Telephone system or wiring
k.	Stamps logo or building signage is an Owner responsibility item. Note A6.5.
1.	Keying- Contractor will provide construction cores.
m.	Window washing equipment
n.	Floor Moisture testing & treatment in existing structures

9.               Contractor shall provide pricing for a complete foam roof over the existing 1990  building for review by the Owner. The pricing when received will fall within the GMP budget for the roofing line item and carry a 10 year no dollar limit NDL warranty.

10.             The fire sprinkler system price is based on assuming that the current flow and water pressure is adequate and a fire pump will not be required.

11.             We have included utilizing 4.75" fins at exterior glazing in lieu of 6" shown as part of schedule considerations and cost reduction measures.

12.             At building 1970 we have included leaving tenant walls in place at locations of new perimeter curtain walls in lieu of demolition.

13.             Contractor's GMP includes a $100,000 allowance which is anticipated to  be sufficient to  cover  all exterior lighting including but not  limited to landscape lighting, parking lot  lighting, and  fountain lighting as specified on  Drawings. This  allowance may  need  to implement alternative fixtures and  the  design team must cooperate with KPRS  to  achieve this  $100,000  budget.  (KPRS cannot guarantee this as a not   to exceed  allowance. It is a true allowance as defined in the  contract.)

14.             In addition to any other Contractor personnel, workers, Subcontractors or consultants required to perform the Work, Contractor shall supply a qualified roofing and glazing waterproofing consultant, included within the Guaranteed Maximum Price, to advise and provide assistance on the Work. KPRS will engage a waterproofing consultant for peer review and periodic construction consultation and inspection. No other third party inspection has been anticipated in the GMP. Stamps.com shall provide a deputy inspector and soil inspector.

3

EXHIBIT "C"

15.            Contractor acknowledges and  agrees that there are  third party tenants occupying the 1970 East Grand Avenue building ("Tenants") during the Work.  As part of the  work  and  included in  the  GMP,  Contractor shall take  all  commercially reasonable best practices to ensure the quiet and undisturbed occupancy of Tenants, including, without limitation, parking availability, access for visitors to the tenants, and  cleanliness of the  work  site.   To the  extent it is necessary for Contractor to perform work that may affect the occupancy of Tenants, Contractor shall provide at least 30 days notice of such work, including the length of time involved, exact hours when work will be performed, and all remediation efforts planned. Remediation efforts to reduce the impact on the Tenants shall be included under the  GMP and  shall include, but not be limited  to, industry standard protection for weather and dust sealing interior space with  temporary walls,  and  providing sufficient emergency generator power during any site electrical work that impacts tenant electrical service. Contractor, subject to Owner  approval, shall accommodate all reasonable Tenants requests  regarding the  performance of Work  that may  affect  their  quiet and undisturbed  occupancy of their  premises including but  not  limited  to  working exclusive outside of normal business hours on the 1970 E Grand building. All cost related to requirements under this paragraph are included under the GMP. However, Owner  is providing Builder's Risk  insurance and  the  Contractor is not  assuming liability which is part of this coverage.

16.            Contractor is responsible under the GMP for all industry standard site and material security at all times including but not limited to site lighting, camera, and secure storage of all materials. The  GMP does  not  anticipate a full time  security service. Owner  is  providing Builder's Risk  insurance and  the  Contractor is  not assuming liability which is part of this coverage.

17.             In the event of any conflict between the terms of this Addendum and those in the Agreement, this Addendum shall control.

This  Addendum may  be executed in  any  number of counterparts, each of such counterparts shall for  all  purposes be  deemed to  be an  original, and  all  such counterparts shall  together  constitute  but   one  and   the   same instrument.

Stamps.com Inc.	KPRS Construction Services, Inc.

By:	By:	/s/ Joel Stensby
Name:	Name:	Joel Stensby
Title:	Title:	President
Date:	Date:	January 23, 2012

	By:	/s/ Paul Kristedja
	Name:	Paul Kristedja
	Title:	Vice President

4

2850 Saturn Street	T 714 672 0800	info@kprsinc.com
Brea, California 92821	F 714 672 0871	www.kprsinc.com	License # 751130

Exhibit "D"

Stamps.com

Equipment Machine & Tool Cost Schedule

Since KPRS is not  self performing major line items, this Exhibit is minimized.

●	Temporary toilets - invoiced rate per vendor invoice

●	Wash stations - invoiced rate per vendor invoice

●	Safety equipment - invoiced rate per vendor invoice

●	Office supplies for site office - $500 per month

●	Postage for site office - $250 per month

●	Progress photos - invoiced rate per vendor invoice

●	Copy machine & supplies - $800 per month

●	Computer rental- $100 per computer per month per employee

●	Employee auto allowance - varies per employee

●	Cell phone usage - invoiced rate per vendor invoice

●	Other equipment or machine rental - invoiced rate per vendor invoice

KPRS Construction Services, Inc.	Experience Innovation Dedication

2850 Saturn Street	T 714 672 0800	info@kprsinc.com
Brea, California 92821	F 714 672 0871	www.kprsinc.com	License # 751130

Exhibit "E"

Stamps.com

Reimbursable Staff

Individual	Code	Position	Monthly Rates

Joel Stensby	JS	President	Not Billable
Lev Rabinovich	LR	Pre-Construction Manager-Vice President	Not Billable
Paul Kristedja	PK	Operations Manager-Vice President	Not Billable
		Senior Project Manager	Actual Salary Plus 45%
		Project Manager	Actual Salary Plus 45%
		Project Superintendent	Actual Salary Plus 45%
		Project Engineer	Actual Salary Plus 45%
		Assistant Superintendent	Actual Salary Plus 45%
		Project Estimator	Actual Salary Plus 45%
		Safety Engineer	Actual Salary Plus 45%
		Scheduling Engineer	Actual Salary Plus 45%
		Accounting	Actual Salary Plus 45%
		Clerk/Secretary/Administrative Assistant	Actual Salary Plus 45%

Notes:
●	Reimbursable Staff is based on actual time working on this project whether at the job or at the contractor's office
●	Actual Base Salary plus Stipulated Sum of 45% for Benefits

KPRS Construction Services, Inc.	Experience Innovation Dedication